UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 14, 2004

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On June 14, 2004, the Registrant issued a press release announcing several management changes at First Place Bank. Tim A. Beaumont was appointed Chief Credit Officer, Kenton Thompson has become Corporate Director of Business Financial Services and Craig L. Johnson has become Corporate Director of Commercial Real Estate Lending. In addition David L. Mead, Chief Financial Officer of First Place Financial Corp. has left the Company to assume an academic position. The Company is actively searching for a replacement and a smooth transition is expected.

Item 7. Financial Statements and Exhibits

c)	Exhibits.

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated June 14, 2004, announcing several management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: June 14, 2004	By:	/s/ Steven R. Lewis
Steven R. Lewis
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated June 14, 2004, announcing several management changes.